EXHIBIT 10.24


                        CONSENT AND ASSIGNMENT AGREEMENT


This CONSENT AND ASSIGNMENT  AGREEMENT (the  "Agreement")  is entered into as of
October  1,  1996,  by  and  among  PSW   TECHNOLOGIES,   INC.,  PENCOM  SYSTEMS
INCORPORATED ("PSI") and Dennis Thompson ("Employee").

WHEREAS, PSI and Employee entered into that certain Employment Agreement dated September 15, 1994 (the "Employment Agreement") attached hereto as Exhibit A, pursuant to which PSI agreed to employ Employee on the terms and conditions contained therein.

WHEREAS, PSI desires to assign the benefits and the burdens of the Employment Agreement to PSW, and PSW desires to accept such as an assignment.

NOW,  THEREFORE,  for  good  and  valuation   consideration,   the  receipt  and
sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. PSI hereby assigns to PSW, and PSW hereby accepts, all of PSI's right, title and interest under the Employment Agreement, including but not limited to all the benefits and burdens of the Employment Agreement.
2. Employee hereby consents to the assignment of the Employment Agreement from PSI to PSW.
3. This Agreement shall be governed by and construed under the laws of the State of Texas.
4. This Agreement, together with the Employment Agreement, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.
5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.
6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this CONSENT AND ASSIGNMENT AGREEMENT to be executed as of the day and year first above written.

                           PENCOM SYSTEMS INCORPORATED


                           /s/ Jonathan Wallace, Esq.
                           --------------------------
                             Jonathan Wallace, Esq.
                                 General Counsel

                             PSW TECHNOLOGIES, INC.


                               /s/ W. Frank King
                            ------------------------
                                  W. Frank King
                                President and CEO


                              /s/ Dennis Thompson
                            ------------------------
                                    Employee

                                   EXHIBIT A
                              EMPLOYMENT AGREEMENT


This agreement, entered into this 15th day of September, 1994, between PENCOM SOFTWARE (PSW), a division of PENCOM SYSTEMS INCORPORATED, a New York corporation and Dennis Thompson (herein after referred to as "EMPLOYEE").
1.   PSW  hereby   employs   EMPLOYEE  in  the   position   of  Regional   Sales
     Representative.
2. EMPLOYEE shall receive a salary of $20,000.00 per annum, paid in twenty-four (24) equal semi-monthly installments of $833.33. EMPLOYEE shall receive the benefits set forth in the "Benefits Package" as amended from time to time.
3. EMPLOYEE will devote his or her full business time and best efforts to PSW, will provide technical services on such projects or to such clients as PSW designates, and will perform such administrative duties related to his or her other duties as PSW may reasonably assign.
4. EMPLOYEE agrees not to disclose to third parties, or to use for his or her own benefit, information, materials or other property (including without limitation, source code, object code, design documents, test suites, protocols, other computer related information, the customer list, billing rates, methods of doing business or other materials marked confidential) belonging to PSW, or its clients. All information gained as a result of this Agreement is confidential and such information shall not be disclosed to third parties. EMPLOYEE further agrees that upon termination he or she will return to PSW all such information and material in his or her possession. This paragraph shall survive the expiration or termination of this Agreement.
5. EMPLOYEE shall not during the term of this Agreement, and for a period of one year thereafter, directly or indirectly:
a. Solicit or induce any employee or consultant of PSW to terminate his or her employment.
b. Solicit or induce any customer of PSW to terminate its business relationship with PSW, including firms that have been customers of PSW within the twelve (12) months preceding EMPLOYEE'S termination.
c. Accept any opportunity (whether of a contract or full-time employment) with a PSW client if Employee learned about the opportunity in the course of Employee's employment by PSW.
6. EMPLOYEE agrees to disclose to PSW in writing any and all documentation, inventions, improvements or discoveries which arise out of his or her employment with PSW.
7. All copyrightable work is "work for hire" and EMPLOYEE hereby assigns to PSW all rights and interest in any copyrightable work, invention or idea made or conceived while in the performance of any job-related duties during the term of this Agreement. EMPLOYEE will execute any documents, and at PSW's expense provide any cooperation reasonably necessary to create or record any such transfer of ownership.
8. EMPLOYEE represents that EMPLOYEE has the right to enter into this Agreement without infringing any prior agreement to which EMPLOYEE is a party; that all deliverable work provided hereunder will be original and will not infringe any copyright, patent or other intellectual property right; that the EMPLOYEE is an American citizen or legal permanent resident of the United States and, at the same time this Agreement is signed, will sign an I-9 form and will provide to PSW the documentation required. EMPLOYEE will obey all PSW rules and regulations as they may be issued from time to time.
9. It is understood that either party may terminate this Agreement without cause by giving two weeks prior written notice to the other. In its sole discretion, PSW may terminate employee, without cause, effective immediately, upon payment of two weeks salary to employee. PSW may terminate immediately upon written notice to EMPLOYEE for cause (including without limitation PSW's client requesting termination of EMPLOYEE's services).
10.  This Agreement will be governed by Texas law.
11. This Agreement may not be assigned by either party without the prior written consent of the other.
12. This Agreement, and any written amendments thereto, contain all terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. All previous communications, representations, warranties, promises, conditions or agreements of any kind shall not be binding upon the parties unless incorporated into this Agreement. This Agreement may not be amended or modified, except by a writing signed by both parties.

                         READ AND ACCEPTED BY EMPLOYEE

                              /s/ Dennis Thompson
                     _____________________________________
                                Dennis Thompson
                       Address of Employee is as follows:
                                  314 Nautilus
                                Austin, TX 78738




                                PENCOM SOFTWARE
                  (a division of Pencom Systems Incorporated)


                               /s/ Wade E. Saadi
                     _____________________________________
                                 Wade E. Saadi
                                   President
                          Pencom Systems Incorporated